12288

MB0000599

NUMBER

MB-

SHARES

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MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP

AUTHORIZED: 75,000,000 COMMON SHARES,
$.001 VALUE PER SHARE

SEE REVERSE FOR CERTAIN DEFINITIONS

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This Certifies That

0000010397

is the owner of

Fully Paid and Non-Assessable Common Stock, $.001 Value of

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

Transferable only on the books of this Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

12288000204
BIL

CHIEF OPERATING OFFICER

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
CORPORATE
SEAL
DELAWARE

CHIEF EXECUTIVE OFFICER

Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY
59 Maiden Lane
New York, NY 10038

By ______________________
Transfer Agent and Registrar Authorized Officer